UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2023

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2023, First Wave BioPharma, Inc., a Delaware corporation (the “Company”), entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a holder (the “Holder”) of warrants to purchase shares of the Company’s common stock (the “Existing Warrants”) pursuant to which the Holder agreed to exercise for cash their Existing Warrants to purchase 881,337 shares of the Company’s common stock (the “Existing Warrant Shares”), in the aggregate, at a reduced exercised price of $5.50 per share, in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) on substantially the same terms as the Existing Warrants as described below, to purchase up to 1,762,674 shares of the Company’s common stock (the “Inducement Warrant Shares”) and a cash payment of $0.125 per Inducement Warrant Share which was paid in full upon the exercise of the Existing Warrants. The Company received aggregate gross proceeds of approximately $4.8 million from the exercise of the Existing Warrants by the Holder and the sale of the Inducement Warrants. The Company engaged Roth Capital Partners, LLC (“Roth”) to act as its financial advisor in connection with the transactions summarized above and will pay Roth approximately $290,841.21 for its services, in addition to reimbursement for certain expenses.

The shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered pursuant to a registration statement on Form S-3 (File No. 333-274634) (the “September Registration Statement”), a registration statement on Form S-1 (File No. 333-272404) (the “July Registration Statement”) and a registration statement on Form S-3 (File No. 333-272783) (the “June Registration Statement”, and together with the September Registration Statement and the July Registration Statement, the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants, will, to the Company’s knowledge, be effective for the resale of the Existing Warrant Shares.

The Company also agreed to file a registration statement on Form S-3 covering the resale of the Inducement Warrant Shares issued or issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) by January 5, 2024. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) for a period ending on February 25, 2024. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter), subject to certain exceptions, until December 27, 2024.

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Warrants is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

Each Inducement Warrant will have an exercise price equal to $5.00 per share. The Inducement Warrants will be immediately exercisable and may be exercised until the fifth anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Inducement Warrants will be issued in certificated form only.

Exercisability

The Inducement Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Warrants.

Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the issuance of the shares of common stock underlying the Inducement Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Inducement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock other than a Strategic Transaction (as defined in the Inducement Letter), then upon any subsequent exercise of an Inducement Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Inducement Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction other than a Strategic Transaction, the holder of the Inducement Warrants have the right to require us or a successor entity to redeem the Inducement Warrants for cash in the amount of the Black-Scholes Value (as defined in each Inducement Warrant) of the unexercised portion of the Inducement Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holder of the Inducement Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Inducement Warrant that is being offered and paid to the holder of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holder of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable securities laws and conditions set forth in the Inducement Warrants and the Inducement Letter, an Inducement Warrant may be transferred at the option of the holder upon surrender of the Inducement Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Inducement Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Inducement Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Inducement Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Inducement Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Inducement Warrants. The Inducement Warrants will provide that the holder of the Inducement Warrants has the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The Inducement Warrant may be modified or amended or the provisions of the Inducement Warrant waived with our and the holder’s written consent.

The forms of Inducement Letter and Inducement Warrant are attached as Exhibits 10.1 and 4.1, respectively. The descriptions of the terms of the Inducement Letter and the Inducement Warrants are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

On December 27, 2023, the Company issued a press release disclosing the transactions described herein, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrant Shares pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The form of the Inducement Warrant has been filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
99.1	Press Release, dated December 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

December 27, 2023	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer